PROXY STATEMENT
        PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934


Filed by the Registrant                     |X|

Filed by a Party other than the Registrant  |_|

Check the appropriate box:

        |X| Preliminary Proxy Statement

        |_| Definitive Proxy Statement

        |_| Definitive Additional Materials

        |_| Soliciting Material pursuant to ss. 240.14a-11(c) or ss. 240.14a-12


                             HENLEY HEALTHCARE, INC.
                (Name of Registrant as specified in its Charter)


                             HENLEY HEALTHCARE, INC.
                   (Name of Person(s) Filing Proxy Statement)


Payment of Filing Fee (Check the appropriate box):

        |X| No fee required

        |_| Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

            (1) Title of each class of securities to which the transaction applies: NOT APPLICABLE

            (2) Aggregate number of securities to which the transaction applies: NOT APPLICABLE

            (3) Per unit price or other underlying value of the transaction computed pursuant to Exchange Act Rule 0-11: NOT APPLICABLE

            (4) Proposed maximum aggregate value of the transaction: NOT APPLICABLE

        |_| Check box if any part of the fee is offset as provided by Exchange
            Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing:

            (1)  Amount previously paid: NOT APPLICABLE
            (2)  Form, Schedule or Registration Statement Number: NOT APPLICABLE
            (3)  Filing Party: NOT APPLICABLE
            (4)  Date Filed: NOT APPLICABLE

                         [HENLEY HEALTHCARE LETTERHEAD]


JAMES L. STURGEON
Chief Financial Officer

                                                December __, 2000




Dear Shareholder,

      On behalf of our entire Board of Directors, I cordially invite you to attend a special meeting of our shareholders on Friday, January 12, 2001.

      A notice of the meeting and Proxy Statement follow. You will also find enclosed your proxy voting card and the 1999 Annual Report. Your vote is important. Please take a moment now to complete, sign and date the enclosed proxy voting card and return it in the postage-paid envelope we have provided.

      I look forward to seeing you on January 12 and addressing your questions and comments.


                                              Sincerely,



                                              James L. Sturgeon

                         [HENLEY HEALTHCARE LETTERHEAD]


                                                December __, 2000


                  NOTICE OF A SPECIAL MEETING OF SHAREHOLDERS


      The annual meeting of shareholders of Henley Healthcare, Inc. will be held on Friday, January 12, 2001, at 10:00 a.m., at our corporate office located at 120 Industrial Boulevard, Sugar Land, Texas to consider and take action on the following matters:

      1. Approval of the elimination of our obligations to redeem shares of Series E convertible preferred stock when shares of common stock are issued on conversion of the Series E shares and the exercise of related warrants in excess of limitations set by the Nasdaq SmallCap rules;

      2. Approval of the issuance of shares of common stock on conversion of the Series F shares and the exercise of related warrants in excess of limitations set by the Nasdaq SmallCap rules;

      3. Approval of an amendment to our Articles of Incorporation to increase the number of shares of capital stock that we are entitled to issue from 60,000,000 to 100,000,000; and

      4. Transaction of any other business that is properly raised at the meeting.

      YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE MATTERS.

                                          Sincerely,


                                          James L. Sturgeon
                                          CHIEF FINANCIAL OFFICER

                            HENLEY HEALTHCARE, INC.

                           120 Industrial Boulevard
                         Sugar Land, Texas 77478-3128


                               PROXY STATEMENT
------------------------------------------------------------------------------


ANNUAL MEETING
INFORMATION

      This proxy statement contains information related to our special meeting of shareholders to be held on Friday, January 12, 2001, beginning at 10 a.m., at our corporate office located at 120 Industrial Boulevard, Sugar Land, Texas, and at any postponements or adjournments of the meeting. The proxy statement was prepared under the direction of our Board of Directors to solicit your proxy for use at the annual meeting. It is first being mailed to shareholders on or about December __, 2000.

WHO IS ENTITLED TO VOTE?

      Shareholders owning our common stock on December 4, 2000, the record date, are entitled to vote at the annual meeting, or any postponement or adjournment of the meeting. Each shareholder has one vote per share on all matters to be voted on. On December 4, 2000, there were _______ shares of common stock outstanding.

WHAT AM I VOTING ON?

      You will be asked to approve the elimination of certain of our obligations related to possible future issuances of common stock in excess of Nasdaq limitations with respect to the Series E transaction and the Series F transaction, and to approve an amendment to our charter to increase our authorized capital stock. We are not aware of any other matters to be presented for action at the meeting. If any other matter requiring your vote should arise, your proxy holders, Dr. Pedro A. Rubio and James L. Sturgeon, will vote in accordance with their best judgment.

HOW DOES THE BOARD OF DIRECTORS
RECOMMEND I VOTE ON THE PROPOSALS?

      The Board recommends a vote FOR the approval of the elimination of certain of our obligations related to possible future issuances of common stock in excess of Nasdaq limitations with respect to the Series E and Series F transaction, and FOR the increase to the number of shares of authorized capital stock that we are entitled to issue.

HOW DO I VOTE?

      Sign and date the proxy card you receive and return it in the prepaid envelope. If you sign your proxy card, but do not mark your choices, your proxy holders will vote for the approval of the elimination of certain of our obligations related to possible future issuances of common stock in excess of the Nasdaq limitations with respect to the Series E and Series F transaction, and for the increase to the number of shares of capital stock that we are entitled to issue.

CAN I REVOKE MY PROXY?

      You can revoke your proxy card at any time before it is exercised. To do so you must:

      o give written notice of revocation to the Corporate Secretary at the address listed on the front page of this proxy statement;

      o     submit another properly signed proxy card with a more recent date;
            or

      o     vote in person at the meeting.

WHAT IS A QUORUM?

      A "quorum" is the presence at the meeting, in person or by proxy, of the holders of the majority of the outstanding shares. There must be a quorum for the meeting to be held. Abstentions are counted for purposes of determining the presence or absence of a quorum. Shares held by brokers in street name and for which the beneficial owners have withheld the discretion to vote from brokers are called "broker non-votes." They are not counted to determine if a quorum is present and are not considered a vote cast under Texas law.

WHAT VOTE IS REQUIRED TO APPROVE EACH ITEM?

      The charter amendment to be considered at the meeting requires the affirmative vote of the holders of two-thirds of our outstanding shares of common stock. All other maters to be considered at the meeting require the affirmative vote of a majority of the votes cast. In a majority vote and a vote of outstanding shares, express abstentions will have the effect of a vote against a particular matter. Broker non-votes will have the effect of a vote against the charter amendment, but will not affect the outcome of any other matters presented at the annual meeting because they are not considered a vote cast under Texas law.

WHO WILL COUNT THE VOTE?

      The Inspector of the Election appointed by us will be present to tabulate the votes cast by proxy or in person at the annual meeting.


WHAT ARE THE DEADLINES FOR SHAREHOLDER
PROPOSALS FOR NEXT YEAR'S ANNUAL MEETING?

      You may submit proposals on matters appropriate for shareholder action at our annual meetings by following the rules of the Securities and Exchange Commission. We must receive proposals intended for inclusion in our annual proxy statement and proxy card for the 2001 Annual Meeting no later than March 30, 2001.


      If you want to present a proposal from the floor at the next annual meeting, we must receive notice of your proposal no earlier than May 1, 2001, but no later than June 15, 2001. All proposals and notifications should be addressed to the Corporate Secretary at the address listed on the front of this proxy statement.

HOW MUCH DID THIS PROXY SOLICITATION COST?

      We have engaged a shareholder solicitation service to solicit proxies for us and anticipate fees of approximately $5,000. We will also reimburse banks, brokerage firms and other institutions, nominees, custodians and fiduciaries for their reasonable expenses for sending proxy materials to beneficial owners and obtaining their voting instructions. Our directors, officers and regular employees and those of our subsidiaries may solicit proxies personally or by telephone or facsimile without additional compensation.

SECURITIES OWNERSHIP OF MANAGEMENT


      The following table contains information about the number and percentage of shares of common stock beneficially owned on November 29, 2000, by:

      o any person or group known by us to beneficially own 5 percent or more of our common stock;

      o     each executive officer;

      o     each director, and

      o     all executive officers and directors as a group

          NAME AND ADDRESS                    AMOUNT AND NATURE OF      PERCENT
         BENEFICIAL OWNER (1)               BENEFICIAL OWNERSHIP (2)    OF CLASS
--------------------------------------      ------------------------   ---------
Endeavour Capital Investment Fund S.A.
      Cumberland House
      #27 Cumberland Street
      Nassau, New Providence, The
      Bahamas                                     1,527,108 (3)             9.9%
Esquire Trade & Finance Inc.
      c/o Trident Chambers
      P.O. Box 2154
      6342 Baar Switzerland                       1,324,384 (4)            8.67%
Celeste Trust Reg.
      c/o Trevisa-Trevland-Anstalt
      Landstrasse8
      Furstentuns 9496
      Balzeis, Liechtenstein                        797,334 (5)            5.22%
Maxxim Medical, Inc.
      10300 49th Street North
      Clearwater, FL 33762                        1,733,953 (6)           11.34%
Michael M. Barbour
      2935 Highland Lakes
      Missouri City, Texas 77459                    218,448 (7)            1.43%
Pedro A. Rubio, MD, Ph.D                            239,128 (8)            1.56%
James L. Sturgeon                                   162,000 (9)            1.06%
Walter Cunningham                                     9,407                  *
J. Terry Manning                                      9,407                  *
Gabriel L. Shaheen                                    9,407                  *

All Executive Officers and Directors as a
Group (5 persons)                                   429,349                2.81%

____________
*  Less than 1.0% of outstanding shares

NOTES TO BENEFICIAL OWNERSHIP TABLE ON PREVIOUS PAN

(1) Unless otherwise specified, the address of each beneficial owner is Henley Healthcare, Inc., 120 Industrial Boulevard, Sugar Land, Texas 77478.

(2) Except as otherwise indicated, all shares are beneficially owned, and the sole investment and voting power is held, by the person named. This table is based on information supplied by the officers, directors and principal shareholders and reporting forms, if any, filed with the Securities and Exchange Commission on behalf of such persons. A person is deemed to beneficially own shares of common stock underlying options, warrants or other convertible securities if the stock can be acquired by such person within sixty days of the date hereof.

(3) Includes 1,527,108 shares issuable upon conversion of currently convertible securities. Due to contractual limitation in the documents, its ownership is limited at any one time to 9.99% of the outstanding common stock.

(4) Includes 1,324,384 shares issuable upon conversion or exercise of currently convertible securities and exercisable warrants. Due to contractual limitation in the documents, its ownership is limited at any one time to 9.99% of the outstanding common stock.

(5) Includes 797,334 shares issuable upon conversion or exercise of currently convertible securities and exercisable warrants. Due to contractual limitation in the documents, its ownership is limited at any one time to 9.99% of the outstanding common stock.

(6) In addition to holding 449,500 shares of common stock, Maxxim is the holder of the Maxxim Note, which is currently convertible into 1,284,455 shares of common stock (subject to adjustment).

(7)   Mr. Barbour resigned from the Company effective September 1, 2000.

(8) Includes 75,000 shares issuable upon exercise of currently exercisable options or warrants.

(9) Includes 150,000 shares issuable upon exercise of currently exercisable options.

                  ITEM 1 -- APPROVAL OF THE ELIMINATION OF OUR
                   REDEMPTION OBLIGATIONS RELATED TO POSSIBLE
                   FUTURE ISSUANCES OF COMMON STOCK IN EXCESS
                      OF NASDAQ LIMITATIONS WITH RESPECT TO
                     SERIES E SECURITIES PURCHASE AGREEMENT
 ------------------------------------------------------------------------------


THE SERIES E PRIVATE PLACEMENT


      On November 22, 2000, we sold 1,500 shares of Series E Convertible Preferred Stock, convertible into shares of common stock for an aggregate purchase price of $1,500,000 to The Endeavour Capital Investment Fund S.A., Esquire Trade & Finance, Inc., and Celeste Trust Reg in a private placement. In connection with the acquisition of the Series E shares, we also issued to the purchasers warrants to acquire 1,595,745 shares of common stock.

      An additional 1,000 Series E shares for a purchase price of $1,000,000 will be paid by the purchasers upon notice by us to the escrow agent specifying an additional closing date. We will also issue warrants to purchase shares of common stock in an amount equal 50% of the number of shares of Common Stock issuable upon conversion of the remaining 1,000 Series E Shares assuming a fixed conversion price.

      The sale of the additional 1,000 Series E shares will not occur until the later of:

      o 21 days after the effective date of registration statement covering the resale of the common stock issuable upon conversion of the Series E shares and exercise of the related warrants, or

      o     10 days after we deliver the notice.

      The Series E shares were sold through Union Atlantic LC and Union Atlantic Capital L.C.


SUMMARY OF NASDAQ LIMITATIONS


      Under the Nasdaq SmallCap Market rules, we may not list or issue shares in excess of 20% of our outstanding common stock until we obtain your approval. Therefore, until we receive your approval, the Series E shareholders may not convert their preferred shares or exercise their related warrants into more than _______ shares of common stock.

      Under the terms of an agreement with the Series E shareholders, we have agreed to seek your approval at this meeting for the issuances of the full amount of shares of common stock issuable upon conversion of the Series E and the exercise of the related warrants to eliminate this limitation imposed by The Nasdaq SmallCap Market rules.

CONSEQUENCES IF WE DO NOT OBTAIN YOUR APPROVAL


      If we do not obtain your approval, we will be prohibited under the terms of our listing agreement with the Nasdaq from issuing more than approximately _______ shares of common stock in connection with the placement of the Series E shares and related warrants. This number of shares is slightly less than 20% of the shares of common stock outstanding on the record date, excluding any shares held in treasury. If we do not obtain your approval at this meeting, the holders of the Series E shares have the option of:

      o converting their shares at a conversion price equal to the average closing bid price of the common stock for any 3 trading days, as chosen by the holder of the Series E Shares, during the 60 days prior to such conversion to the extent of the Nasdaq limitations, or

      o requiring us to redeem at a premium for cash any portion of the Series E shares not convertible into common shares as a result of these Nasdaq limitations.


SUMMARY OF SERIES E PREFERRED STOCK TERMS


DIVIDENDS

      The Series E shares bear an 8% cumulative dividend payable to the holders of the Series E shares quarterly in arrears. The dividends shall be payable in cash or in common stock at our option.

VOTING RIGHTS

      The Series E shareholder has no voting power whatsoever, except as otherwise provided by Texas law. This means that whenever the vote of a particular class of stock that includes the Series E shares is required for a particular matter, the Series E shareholder will be entitled to vote on that matter.

LIQUIDATION PREFERENCE

      If we liquidate, dissolve or wind up our operations, the Series E shareholder and the holders of any other classes of stock that rank equal to or higher than Series E shares will receive a distribution equal to the stated value of their shares, plus any accrued and unpaid dividends. If our assets at the time of liquidation are not sufficient to satisfy the liquidation value of the Series E shares and the other preferred classes of stock, then the holder of those securities will each receive their pro- rata portion of our assets legally available for distribution at that time.

REDEMPTION

      The Series E shares may be redeemed under certain circumstances. The Series E shareholder may require us to redeem the Series E shares if:

      o the number of shares reserved for issuance upon conversion falls below certain thresholds; or

      o we notify the Series E shareholder that we will not issue any common stock upon conversion of its Series E shares.

      We may redeem the Series E in the event we maintain a conversion price for a period of at least 10 consecutive trading days. The redemption price is determined by a formula in the Series E Statement of Designation which includes a premium over the face value of the shares.

      We must also redeem any Series E shares that cannot be converted into common stock due to Nasdaq limitations. See the section above entitled "Consequences If We Do No Obtain Your Approval."

RANKING

      For purposes of distribution of assets upon our liquidation, dissolution or winding up, the Series E shares rank:

      o     higher than the common stock;

      o higher than any class or series of stock created in the future that, by its terms, ranks lower than the Series E shares;

      o lower than any class or series of stock created in the future that, by its terms, ranks higher than the Series E shares; and

      o lower than the Series A preferred stock, the Series B preferred stock, the Series C Preferred Stock, the Series D Preferred Stock and any other class or series of stock created in the future.

CONVERSION

      The Series E shares are convertible into common stock at the lesser of:

      o closing bid price for our common stock as reported by Bloomberg L.P. for the trading day immediately proceeding the initial issuance of the Series E shares. The closing bid price on November 21, 2000 was $.47.

      o the amount obtained by multiplying .8 by the average closing bid price for our common stock as reported by Bloomberg L.P. for the lowest three trading days during the period beginning on the twenty-second day prior to the conversion date for such conversion and ending on such conversion date.

REGISTRATION RIGHTS

      We agreed to prepare and file a registration statement with the SEC to register at least 200% of the number of shares of common stock issuable at the time of filing on the conversion of the Series E shares and the related warrants on or before December 22, 2000.

NO SHORT SALES

      The Series E shareholder has agreed not take any action intended to increase or decrease the trading price of the common stock during any period when this type of activity could affect the conversion price of the Series E shares.


EFFECT OF CONVERSION OF PREFERRED
STOCK AND RELATED WARRANT ON YOU


      When the Series E shareholders convert their shares of preferred stock and exercise their related warrants, we will issue the amount of common stock required by the Series E Statement of Designation and the warrants. The issuance of common stock on the conversion of the preferred stock and exercise of the related warrants will have no effect on your rights or privileges as common shareholders, other than reducing your voting power and economic benefit in proportion to the percentage of the outstanding common shares you own at the time of the issuances. Before conversion of their preferred shares, the Series E shareholders will have a higher liquidation preference if we dissolve or liquidate.

      The exact number of shares of common stock issuable on conversion of the Series E shares cannot currently be determined, but the amount of any issuances will vary inversely with the market price of the common stock. Your economic benefits and voting power may be diluted by issuances of common stock on conversion of the Series E shares and exercise of the related warrants to an extent that depends on:

      o     the future market price of the common stock;

      o the timing of the conversions of Series E shares and exercise of the related warrants; and

      o whether we opt to pay cash in lieu of additional shares of issuing common stock.

USE OF PROCEEDS AND CERTAIN RELATIONSHIPS


USE OF PROCEEDS

      We received net proceeds of approximately $1,489,000 from the Series E private placement, which we used to pay approximately $700,000 of certain indebtedness owed to Comerica Bank-Texas, N.A.

      We used the remaining $789,000 for general working capital purposes, including, purchasing materials to produce existing products and the MicroLight 830, if and when approved by the FDA.


INTERESTS OF CERTAIN PERSONS

      Due to a contractual limitation in the Series E documents limiting its ownership at any one time to 9.99%, none of the purchasers of the Series E shares held 10 percent or more of our common stock, nor is it an affiliate of any of our directors, executive officers or 10 percent shareholders.

CERTAIN VOTING AND STANDOFF AGREEMENTS

      We have received shareholder voting agreements from some of our directors and all of our executive officers directing all shares of common stock owned by them to be voted for the approval of this item of business. As of the record date these directors and executive officers have the power to vote ______ shares of common stock, representing ___% of our outstanding shares.


VOTE REQUIRED


      A majority of the shares cast at this meeting must affirmatively vote to approve the elimination of our redemption obligations related to the possible issuance of common stock in excess of the Nasdaq limitation. Our Board of Directors recommends that you vote FOR this item of business.

                  ITEM 2 -- APPROVAL OF THE ISSUANCE OF SHARES
                       OF COMMON STOCK IN EXCESS OF NASDAQ
                   LIMITATIONS WITH RESPECT TO PRIVATE EQUITY
                                CREDIT AGREEMENT
 ------------------------------------------------------------------------------


THE SERIES F PRIVATE PLACEMENT


      On November 20, 2000, we entered into a Private Equity Credit Agreement with The Endeavour Capital Investment Fund S.A., Esquire Trade & Finance, Inc., and Celeste Trust Reg. The investors have agreed to purchase up to $7,500,000 of our Series F Convertible Preferred Stock when called for by us. The purchase price per share is $1,000. We have agreed to call for a minimum of $1,000,000 from the purchasers, or we will be liable for a significant penalty. The maximum amount that may be called by us at each closing is limited to 15% of the total dollar volume of our common stock in the preceding thirty day period.

      We will also issue warrants to purchase shares of common stock in an amount equal 50% of the number of shares of Common Stock issuable upon conversion of the Series F shares to be purchased assuming a fixed conversion price.

      The sale of Series F shares will not occur until the later of:

      o after the effective date of registration statement covering the resale of the common stock issuable upon conversion of the Series F shares and exercise of the related warrants, or

      o     10 days after we deliver the notice.

      The Series F shares will be sold through Union Atlantic LC and Union Atlantic Capital L.C.


SUMMARY OF NASDAQ LIMITATIONS


      Under the Nasdaq SmallCap Market rules, we may not list or issue shares in excess of 20% of our outstanding common stock until we obtain your approval. Therefore, until we receive your approval, we may not call upon the Purchasers to acquire Series F shares and related warrants which are convertible or exercisable into more than _______ shares of common stock.

      Under the terms of an agreement with the Series F shareholders, we have agreed to seek your approval at this meeting for the issuances of the full amount of shares of common stock issuable upon conversion of the Series F and the exercise of the related warrants to eliminate this limitation imposed by The Nasdaq SmallCap Market rules.

CONSEQUENCES IF WE DO NOT OBTAIN YOUR APPROVAL


      If we do not obtain your approval, we will be prohibited under the terms of our listing agreement with the Nasdaq from issuing more than approximately _______ shares of common stock in connection with the placement of the Series F shares and related warrants. This number of shares is slightly less than 20% of the shares of common stock outstanding on the record date, excluding any shares held in treasury. If we do not obtain your approval at this meeting, we can only call upon the equity line of credit to the extent the shares of common stock issuable upon conversion of the Series F shares do not exceed 20% of our outstanding common stock. In addition, for any Series F Shares purchased, the holders will have the option of:

      o converting their shares at a conversion price equal to the average closing bid price of the common stock for any 3 trading days, as chosen by the holder of the Series F Shares, during the 60 days prior to such conversion to the extent of the Nasdaq limitations, or

      o requiring us to redeem at a premium for cash any portion of the Series F shares not convertible into common shares as a result of these Nasdaq limitations.


SUMMARY OF SERIES F PREFERRED STOCK TERMS


DIVIDENDS

      The Series F shares bear an 8% cumulative dividend payable to the holders of the Series F shares quarterly in arrears. The dividends shall be payable in cash or in common stock at our option.

VOTING RIGHTS

      The Series F shareholder has no voting power whatsoever, except as otherwise provided by Texas law. This means that whenever the vote of a particular class of stock that includes the Series F shares is required for a particular matter, the Series F shareholder will be entitled to vote on that matter.

LIQUIDATION PREFERENCE

      If we liquidate, dissolve or wind up our operations, the Series F shareholder and the holders of any other classes of stock that rank equal to or higher than Series F shares will receive a distribution equal to the stated value of their shares, plus any accrued and unpaid dividends. If our assets at the time of liquidation are not sufficient to satisfy the liquidation value of the Series F shares and the other preferred classes of stock, then the holder of those securities will each receive their pro- rata portion of our assets legally available for distribution at that time.

REDEMPTION

      The Series F shares may be redeemed under certain circumstances. The Series F shareholder may require us to redeem the Series F shares if:

      o the number of shares reserved for issuance upon conversion falls below certain thresholds; or

      o we notify the Series F shareholder that we will not issue any common stock upon conversion of its Series F shares.

      We may redeem the Series F in the event we maintain a conversion price for a period of at least 10 consecutive trading days. The redemption price is determined by a formula in the Series F Statement of Designation which includes a premium over the face value of the shares.

      We must also redeem any Series F shares that cannot be converted into common stock due to Nasdaq limitations. See the section above entitled "Consequences If We Do No Obtain Your Approval."

RANKING

      For purposes of distribution of assets upon our liquidation, dissolution or winding up, the Series F shares rank:

      o     higher than the common stock;

      o higher than any class or series of stock created in the future that, by its terms, ranks lower than the Series F shares;

      o lower than any class or series of stock created in the future that, by its terms, ranks higher than the Series F shares; and

      o lower than the Series A preferred stock, the Series B preferred stock, the Series C Preferred Stock, the Series D Preferred Stock, the Series E Preferred Stock and any other class or series of stock created in the future.

CONVERSION

      The Series F shares are convertible into common stock at the lesser of:

      o closing bid price for our common stock as reported by Bloomberg L.P. for the trading day immediately proceeding the closing date of an issuance of the Series F shares.

      o the amount obtained by multiplying .85 by the average closing bid price for our common stock as reported by Bloomberg L.P. for the lowest three trading days during the period beginning on the twenty-second day prior to the conversion date for such conversion and ending on such conversion date.

REGISTRATION RIGHTS

      We agreed to prepare and file a registration statement with the SEC to register at least 200% of the number of shares of common stock issuable at the time of filing on the conversion of the Series F shares and the related warrants on or before January 19, 2001.


EFFECT OF CONVERSION OF PREFERRED
STOCK AND RELATED WARRANT ON YOU


      When the Series F shareholders convert their shares of preferred stock and exercise their related warrants, we will issue the amount of common stock required by the Series F Statement of Designation and the warrants. The issuance of common stock on the conversion of the preferred stock and exercise of the related warrants will have no effect on your rights or privileges as common shareholders, other than reducing your voting power and economic benefit in proportion to the percentage of the outstanding common shares you own at the time of the issuances. Before conversion of their preferred shares, the Series E shareholders will have a higher liquidation preference if we dissolve or liquidate.

      The exact number of shares of common stock issuable on conversion of the Series F shares cannot currently be determined, but the amount of any issuances will vary inversely with the market price of the common stock. Your economic benefits and voting power may be diluted by issuances of common stock on conversion of the Series F shares and exercise of the related warrants to an extent that depends on:

      o     the future market price of the common stock;

      o the timing of the conversions of Series F shares and exercise of the related warrants; and

      o whether we opt to pay cash in lieu of additional shares of issuing common stock.

USE OF PROCEEDS AND CERTAIN RELATIONSHIPS


USE OF PROCEEDS

      We intend to use any proceeds from the sale of Series F shares to pay certain indebtedness owed to Comerica Bank-Texas, N.A. and for general working capital purposes.


INTERESTS OF CERTAIN PERSONS

      Due to a contractual limitation in the Series F documents limiting its ownership at any one time to 9.99%, none of the purchasers of the Series F shares held 10 percent or more of our common stock, nor is it an affiliate of any of our directors, executive officers or 10 percent shareholders.

CERTAIN VOTING AND STANDOFF AGREEMENTS

      We have received shareholder voting agreements from some of our directors and all of our executive officers directing all shares of common stock owned by them to be voted for the approval of this item of business. As of the record date these directors and executive officers have the power to vote ______ shares of common stock, representing ___% of our outstanding shares.


VOTE REQUIRED


      A majority of the shares cast at this meeting must affirmatively vote to approve the elimination of our redemption obligations related to the possible issuance of common stock in excess of the Nasdaq limitation. Our Board of Directors recommends that you vote FOR this item of business.

                       ITEM 3 -- APPROVAL OF AN AMENDMENT
                        TO OUR ARTICLES OF INCORPORATION
                      TO INCREASE AUTHORIZED CAPITAL STOCK
 ------------------------------------------------------------------------------



AUTHORIZED CAPITAL STOCK


      We are asking you to approve an amendment to our Articles of Incorporation to increase the authorized number of shares of capital stock from 60,000,000 to 100,000,000, consisting of 90,000,000 shares of common stock and 10,000,000 shares of preferred stock. Our Articles of Incorporation currently provide for two classes of stock, consisting of 50,000,000 shares of common stock and 10,000,000 shares of preferred stock.

      The proposed amendment will authorize sufficient additional shares of common stock to provide us with the flexibility to make such issuances as may be necessary in order for us to complete acquisitions or other corporate transactions and to issue shares in connection with the conversion of outstanding shares of convertible preferred stock, options and warrants.

      The proposed amendment to our Articles of Incorporation, authorizing an additional 40,000,000 shares of capital stock, would facilitate our ability to accomplish these goals and other business and financial objectives in the future without the necessity of delaying such activities for further shareholder approval, except as may be required in particular cases by our charter, applicable law or the rules of any stock exchange or other system on which our securities may then be listed.

      The amendment was approved by the board of directors declaring its advisability and directing that the proposed amendment be submitted to the shareholders at the next meeting.


ARTICLES OF INCORPORATION


      If approved, the first paragraph of Article Four of our Articles of Incorporation will be amended to read as follows:

      The Corporation shall have the authority to issue two classes of shares, to be designated respectively, "Preferred Stock" and "Common Stock." The total number of shares which the Corporation is authorized to issue is 100,000,000. The number of Preferred shares authorized is 10,000,000 and the par value of each such share is Ten Cents ($.10). The number of Common shares authorized is 90,000,000, and the par value of each such share is One Cent ($.01).

VOTE REQUIRED


      Holders of two thirds of our outstanding common stock entitled to vote at the annual meeting must affirmatively vote to approve the amendment to our Articles of Incorporation to increase our authorized capital stock. Our Board of Directors recommends that you vote FOR this item of business.


INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE


      We incorporate by reference the following documents into this proxy statement:

      1.    Annual Report on Form 10-KSBA for the year ended December 31, 1999.

      2.    Quarterly Report on Form 10-Q for the quarter ended September 30,
            2000.

      The Annual Report on Form 10-KSBA for the year ended December 31, 1999 has been mailed to each shareholder entitled to vote at the annual meeting. Individual investors may request our Form 10-KSBA, any Form 10-Q and other information by calling (281) 276-7000 or write to us at: Henley Healthcare, Inc., 120 Industrial Boulevard, Sugar Land, Texas 77478.


AVAILABLE INFORMATION


      We are subject to the information requirements of the Securities Exchange Act of 1934 and are required to file reports, proxy statements and other information with the SEC. The reports, proxy statements and other information that we file may be inspected and copies at the public reference facilities maintained by the SEC at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the SEC Regional Offices located at Seven World Trade Center, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Chicago, Illinois 60621-2511, or on the SEC's Internet website at HTTP://WWW.SEC.GOV. You may obtain copies of these materials by mail from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates.

                             HENLEY HEALTHCARE, INC.
               THE BOARD OF DIRECTORS SOLICITS THIS PROXY FOR THE
                         SPECIAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON JANUARY 12, 2001

      PROXY               The undersigned shareholder of Henley Healthcare, Inc.
       FOR          (the "Company") hereby appoints Dr. Pedro A. Rubio and James
     SPECIAL        L. Sturgeon, or either of them, the true and lawful
     MEETING        attorneys, agents and proxies of the undersigned, each with
       OF           full power of substitution, to vote on behalf of the
  SHAREHOLDERS      undersigned at the Special Meeting of Shareholders of the
                    Company to be held at the Company's office at 120 Industrial
JANUARY 12, 2001    Boulevard, Sugar Land, Texas, 77478, on Friday, January 12,
                    2001, at 10:00 a.m., Houston Time, and at any adjournments of the meeting, all of the shares of the Company's common stock in the name of the undersigned or which the undersigned may be entitled to vote.

1. APPROVAL OF THE ELIMINATION OF OUR REDEMPTION OBLIGATIONS RELATED TO POSSIBLE FUTURE ISSUANCES OF COMMON STOCK IN EXCESS OF NASDAQ LIMITATIONS WITH RESPECT TO SERIES E SHARES

            [ ] FOR the elimination of our obligations to issue shares of common stock upon conversion of the Series E shares or to redeem shares of Series E convertible preferred stock when shares of common stock are issued on conversion of the Series E shares and the exercise of related warrants in excess of Nasdaq limitations.

            [ ] AGAINST elimination of our obligations to issue shares of common stock upon conversion of the Series E shares or to redeem shares of Series E convertible preferred stock when shares of common stock are issued on conversion of the Series E shares and the exercise of related warrants in excess of Nasdaq limitations.

            [ ] ABSTAIN from voting on the elimination of our obligations to issue shares of common stock upon conversion of the Series E shares or to redeem shares of Series E convertible preferred stock when shares of common stock are issued on conversion of the Series E shares and the exercise of related warrants in excess of Nasdaq limitations.

2. APPROVAL OF THE ISSUANCE OF SHARES OF COMMON STOCK ON CONVERSION OF THE SERIES F SHARES AND THE EXERCISE OF RELATED WARRANTS IN EXCESS OF LIMITATIONS SET BY THE NASDAQ SMALLCAP RULES

            [ ] FOR the issuance of shares of common stock on conversion of the Series F shares and the exercise of related warrants in excess of limitations set by the Nasdaq SmallCap rules.

            [ ] AGAINST the issuance of shares of common stock on conversion of the Series F shares and the exercise of related warrants in excess of limitations set by the Nasdaq SmallCap rules.

            [ ] ABSTAIN from voting on the issuance of shares of common stock on conversion of the Series F shares and the exercise of related warrants in excess of limitations set by the Nasdaq SmallCap rules.

3. APPROVAL OF AMENDMENT TO OUR ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF SHARES OF CAPITAL STOCK THAT WE ARE ENTITLED TO ISSUE FROM 60,000,000 TO 100,000,000.

            [ ] FOR the amendment to our Articles of Incorporation to increase our authorized capital stock to 100,000,000.

            [ ] AGAINST the amendment to our Articles of Incorporation to increase our authorized capital stock to 100,000,000.

            [ ] ABSTAIN from voting on the amendment to our Articles of Incorporation to increase our authorized capital stock to 100,000,000.

4. In their discretion, upon such other matters as may properly come before the meeting; hereby revoking any proxy or proxies heretofore given by the undersigned.

           (THIS PROXY MUST BE DATED AND SIGNED ON THE REVERSE SIDE.)

                           (CONTINUED FROM OTHER SIDE)

      PROXY               This Proxy, when properly executed, will be voted in
       FOR          the manner directed herein by the undersigned shareholder.
     SPECIAL        If no direction is made, this Proxy will be voted FOR with
     MEETING        respect to the Series E transaction, FOR the future issuance
       OF           of common stock in excess of Nasdaq limitations with respect
  SHAREHOLDERS      to the Series F transaction FOR the future issuance of
                    common stock in excess of the Nasdaq limitations, FOR the
JANUARY 12, 2001    amendment to the Articles of Incorporation increase our
                    authorized capital, and in accordance with the discretion of the persons designated above with respect to any other business properly before the meeting.

      The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and the Proxy Statement furnished herewith.

Dated ____________________, 200_

                                          ______________________________________
                                                Shareholder's Signature

                                          ______________________________________
                                                Signature if held jointly

                                          Signature should agree with name
                                          printed hereon. If Stock is held in
                                          the name of more than one person, EACH
                                          joint owner should sign. Executors,
                                          administrators, trustees, guardians
                                          and attorneys should indicate the
                                          capacity in which they sign. Attorneys
                                          should submit powers of attorney.


           PLEASE MARK, SIGN, DATE AND RETURN IN THE ENVELOPE ENCLOSED